UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ACTING SCOUT INC.
(Exact Name of Small Business Issuer in our Charter)

Nevada	7819	N/A
(State of Incorporation)	(Primary Standard Industrial	(I.R.S. Employer
	Identification No.)	Identification No.)

     PH1-989 Beatty Street
Vancouver, British Columbia V6Z 3C2
(Address of principal executive office)

     CSC Services of Nevada Inc.
502 East John Street
Carson City, Nevada 89706
Telephone: (800) 638-2320 or (775) 329-7721
(Name, address and telephone of agent for service)

COPIES TO:

     Penny Green
Bacchus Law Group
1511 West 40th Avenue
Vancouver, British Columbia V6M 1V7
Tel: 604-732-4804 Fax: 604-408-5177

 APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement is declared effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [     ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [     ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [     ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [     ]

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TITLE OF EACH		PROPOSED(2)	PROPOSED(2)
CLASS OF	AMOUNT(1)	MAXIMUM	MAXIMUM	AMOUNT
SECURITIES TO	TO BE	OFFERING	AGGREGATE	REGISTRATION
BE REGISTERED	REGISTERED	PRICE PER UNIT	OFFERING PRICE	FEE

Shares of Common
Stock, par value
$0.0001	6,000,000	$0.05	$300,000	$32.10

Shares of Common
Stock, par value
$0.0001	3,000,000	$0.05	$150,000	$16.05

			Total fee due:	$48.15

(1)	Of the 9,000,000 shares registered pursuant to this registration statement, we are offering 6,000,000 through a direct offering and a selling shareholder is offering 3,000,000

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act.

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Acting Scout Inc.
9,000,000 SHARES
COMMON STOCK

We, Acting Scout Inc. a Nevada Corporation, are offering 6,000,000 common shares in a direct public offering, on a "best efforts" basis at $0.05 per share. In addition, our President and sole shareholder is offering to sell 3,000,000 shares to the public by means of this prospectus.

In our direct offering, we are offering for sale up to a total of 6,000,000 shares of common stock at a price of $0.05 per share in a direct public offering, without any involvement of underwriters or broker-dealers. There is no minimum offering. The initial offering period will end one hundred eighty (180) days from the date of this prospectus unless it is terminated earlier. The direct offering is being made on a self-underwritten basis by us through our officers and directors. Since there is no selling commission, all proceeds from the direct offering will go to us. These shares will be sold at $0.05 per share until our shares are quoted on the over the counter bulletin board and thereafter at the last sale price of our common stock.

In addition to the direct offering, our sole officer and sole shareholder is offering to sell 3,000,000 shares of our common stock to the public by means of this prospectus. The selling shareholder will offer the 3,000,000 shares at a fixed price of $0.05 per share for the duration of this offering.

There are no arrangements to place the funds we raise in an escrow, trust or similar account.

Our common stock is presently not traded on any national securities exchange or the NASDAQ Stock Market. We do not intend to apply for listing on any national securities exchange or the NASDAQ stock market. The purchaser in this offering may be receiving an illiquid security.

An investment in our common stock involves a high degree of risk. See section entitled “Risk Factors” stating on Page 7 of this prospectus.

	Offering Price	Expenses	Proceeds to Us

Per Share – if 50% of our direct offering sold	$0.05	$0.017	$0.033
Per Share – if 100% of our direct offering sold	$0.05	$0.009	$0.041

If 50% are sold	$150,000	$50,000	$100,000
If 100% are sold	$300,000	$50,000	$250,000

The difference between the Offering Price and the Proceeds to Us is $50,000. The $50,000 reflects the expenses of the offering. The expenses per share would be adjusted according to the offering amounts depending on how many shares we sell. The $50,000 has been paid to unaffiliated third parties for expenses connected with this offering.

Neither the US Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The Date of this Prospectus is:

Dealer Prospectus Delivery Obligation

Until 90 days after the effective date of this Registration Statement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY OF PROSPECTUS

This summary highlights information contained elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that you should consider before receiving a distribution of our common stock. You should read this entire prospectus carefully. We are a development stage company that has only recently begun our business operations. We have not generated any revenues from our intended business activities, and we do not expect to generate revenues until early 2007.

Throughout this Registration Statement and Prospectus, when we refer to "us", "we", "our" or Acting Scout, we are referring to Acting Scout Inc.

Our Business

We are a development stage company. We have no revenues and have not yet started our proposed business operations. We have minimal assets and have incurred losses since inception. We have launched our website and we expect to complete our website by fall 2006.

We are a web-based recruiting service that enables both actors and casting directors to search for appropriate employment matches in the entertainment industry. Actors are able to create a personal portfolio consisting of their resume, pictures and demo tapes while industry recruiters are able to view their online portfolios through a searchable database.

We were incorporated on April 25, 2006 under the laws of the State of Nevada. Our principal executive office is located at PH1-989 Beatty Street, Vancouver, British Columbia, V6Z 3C2 and our telephone number is (604) 408-6955. Our fiscal year end is May 31.

Our auditors have issued a going concern opinion. This means that there is substantial doubt regarding our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

Financial Summary Information

All of the references to currency in this registration statement are to U.S. Dollars, unless otherwise noted. The following table sets forth selected financial information, which should be read in conjunction with the information set forth under "Management Discussion and Analysis" and the accompanying consolidated Financial Statements of Acting Scout and related notes included elsewhere in this prospectus.

Income Statement Data

From April 25, 2006
(Date of Inception)
to May 31, 2006
Revenue	$0
Expenses	$9,040
Net Profits (Losses)	$(9,040)

Balance Sheet Data

From April 25, 2006
(Date of Inception)
to May 31, 2006
Working Capital (deficit)	$(7,290)
Total Assets	$29,621
Total Liabilities	$36,911

We expect to require an additional $220,000 in financing to carry out our business plan for next 12 months.

The Offering

Assuming 100% of our offered shares are sold, the 9,000,000 common shares registered under this Prospectus will represent 56.25% of our issued common stock. Both before and after the offering, our current director and officer will control Acting Scout unless percentage of ownership held by one shareholder is more than our President’s. As of September 7, 2006 our director, Blair Law, owns 10,000,000 shares, representing 100% of our issued common stock. After the offering, assuming he sells all of his 3,000,000 shares registered in this Prospectus, our President will own 7,000,000 shares and if 50% of our direct offering is sold, he will own approximately 53.85% of our issued common stock. After the offering, assuming he does not sell any of his 3,000,000 shares registered in this Prospectus, our President will still own 10,000,000 shares and if 50% of our direct offering is sold, he will own approximately 76.92% of our issued common stock.

Following is a brief summary of this offering:

Securities being offered	6,000,000 common shares through a direct public offering and 3,000,000 common shares held by our President

Offering price per share	$ 0.05

Offering period	The shares are being offered for a period not to exceed 180 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days.

Net proceeds to us	Approximately $250,000, assuming we sell all 6,000,000 shares through our direct offering We will not receive any proceeds from the sale of shares by the selling shareholder.

Minimum amount of proceeds	No minimum amount of proceeds has been set by us and no legal requirement for a minimum amount is in effect. No escrow account will be established to hold funds until a minimum amount is reached or until the offering period is terminated.

Use of proceeds	We will use the proceeds to pay for administrative expenses, the implementation of our business plan, equipment purchase and general working capital.

Number of shares outstanding before the offering	10,000,000

Number of shares outstanding after the offering if all of the shares are sold	16,000,000

Percentage of ownership held by the existing stockholder after the offering if all of the shares are sold	43.75%

Plan of Distribution

The offering of 6,000,000 of our common shares in the direct offering at an initial price of $0.05 per share, on a "best efforts" basis, is being made on a self-underwritten basis by us through our officers and directors who will not be paid any commission or other compensation and without the use of underwriters or broker-dealers. Currently, we have not established an underwriting arrangement for the sale of these shares. Our officer and director will be the only person that will conduct the direct public offering. He intends to offer and sell the shares in the primary offering through his business and personal contacts. We expect to receive $250,000 if we sell all of these shares but there is no guarantee that all of the shares will be sold. There is a possibility that no proceeds will be raised or that if any proceeds are raised, they may not be sufficient to cover the cost of the offering.

The selling shareholder also may be selling up to 3,000,000 common shares at an initial price of $0.05. We will not receive any proceeds from the sale of these shares.

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

Acting Scout Risks

1.           There is substantial uncertainty as to whether we will continue operations. If we discontinue operations, you could lose your investment.

Our auditors have discussed their uncertainty in their audit report dated on September 21, 2006. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your entire investment.

2.           We lack an operating history and have losses which we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on April 25, 2006 and we have newly started our business operations. We have not realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. As at May 31, 2006, our net loss since inception is $9,040, of which $3,591 was for professional fees, and $5,449 was for general and administrative expenses. Our ability to achieve and maintain profitability and positive cash flow is dependent upon completion of this offering
  our ability to attract customers who will pay for membership fees to use our web-based recruiting service our ability to generate revenues through the sale of our membership

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

3.           While we have launched our website, there are no assurances that we will ever generate revenues from the sale of our membership or make a profit. Because we are small and do not have much capital, we may be restricted to marketing our website.

Because we are small and do not have much capital, we must limit marketing our website to potential customers. We intend to generate revenues from enrollment and maintenance fees paid by clients posting profile information. Because we will be limiting our marketing activities, we may not be able to attract enough customers to post portfolios on our website or enough industry recruiters to review our website to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

4.           We are solely dependent upon the funds to be raised in this offering to advance our business, the proceeds of which may be insufficient to achieve adequate revenues to remain in business. We may need to obtain additional financing which may not be available, which could cause us to cease operations.

We have limited operations. We need the proceeds from this offering to pay for marketing and continued development of our website. If the maximum of $300,000 is raised, this amount will enable us, after paying the expenses of this offering, to complete our website and market our website. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where on-going operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. If we are not able to obtain needed financing we may have to cease operations. We anticipate that if we are successful in raising $175,000, the $125,000 proceeds net of offering costs will enable us to operate for approximately one year. If we are successful in raising the maximum of $250,000, our intention is to increase our spending in the areas of production and marketing and we expect these proceeds to last us approximately 12 months.

5.           Our operating results may prove unpredictable which could negatively affect our share price.

Our operating results are likely to fluctuate significantly in the future and may be below expectations due to a variety of factors, many of which are outside of our control. The following factors may affect our operating results:

  our ability to generate enough working capital from future equity sales;
  the level of commercial acceptance by the public of our web-based recruiting service;
  fluctuations in the levels of enrollment and maintenance fees paid by customers posting profile information;
  the level of commercial success of websites introduced by us or by our competitors;
  our ability to upgrade and develop our systems and infrastructure;
  our ability to attract and retain clients;
  the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure; and
  general economic conditions and economic conditions specific to the acting industry.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results, any of which could cause the price of our shares to decline.

6.           We may not be successful in developing our business plan and the value of your investment could decline.

Our business model and strategy are still evolving and are continually being reviewed and revised. This makes it difficult to evaluate our future performance and prospects. Our prospectus must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving acting recruiting industry. If we cannot set up our business plan to successfully meet these challenges and address these risks and uncertainties, the value of your investment in Acting Scout will decline.

7.           Because the Internet may be subject to future regulation, we may have to spend money for compliance with new laws that we have not planned for. This could have an adverse affect on our operation.

The Internet is at an early stage of development. We are not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and other matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs. The creation of new laws and regulations could adversely affect our operations since we have not allocated any money for compliance with possible future new laws and regulations.

8.           Because our management does not have prior experience in the marketing of products via the Internet, we may have to hire individuals or suspend or cease operations.

Because our management does not have prior experience in the marketing of products and services via the Internet, we may have to hire additional experienced personnel to assist us with our operations. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely.

9.           Our business is characterized by rapid technological developments. If we fail to adjust to rapid technological change, we may never achieve market share and never become profitable.

The introduction of products or services embodying new technologies, the emergence of new industry standards or changes in customer requirements could render our products or services obsolete and unmarketable. As a result, our future success will depend upon our ability to continue to enhance existing products and services, respond to changing customer requirements and develop and introduce, in a timely manner, new products and services that keep pace with technological developments and emerging industry standards. There can be no assurance that our products or services will achieve market acceptance, or will adequately address the changing needs of the marketplace or that we will be successful in developing and marketing enhancements to our existing or new products or services on a timely basis. We may never achieve market share and never become profitable.

10.           If we do not build and maintain a strong brand, we may not be able to attract a significant number of users to our web sites.

To attract users we must develop a brand identity for Acting Scout and increase public awareness of the Acting Scout website. We plan to spend on our offline and online advertising and promotional efforts to increase brand awareness, traffic and revenue. Accordingly, our marketing activities may not result in increased revenue and, even if they do, any increased revenue may not offset the expenses we incur in building our brands. Moreover, despite these efforts we may be unable to increase public awareness of our brand, which would have an adverse effect on our results of operations.

11.           If our online security measures fail, we could lose visitors to our sites and could be subject to claims for damage from our users, content providers, advertisers and merchants.

Our relationships with consumers would be adversely affected and we may be subject to claims for damages if the security measures that we use to protect their personal information, especially credit card numbers, are ineffective. We rely on security and authentication technology that we license from third parties to perform real-time credit card authorization and verification with our bank. We cannot predict whether events or developments will result in a compromise or breach of the technology we use to protect a customer’s personal information. Our infrastructure may be vulnerable to unauthorized access, physical or electronic computer break-ins, computer viruses and other disruptive problems. Internet service providers have experienced, and may continue to experience, interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees and others. Anyone who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. Security breaches relating to our activities or the activities of third-party contractors that involve the storage and transmission of proprietary information could damage our reputation and our relationships with our content providers, advertisers and merchants. We also could be liable to our content providers, advertisers and merchants for the damages caused by such breaches or we could incur substantial costs as a result of defending claims for those damages. We may need to expend significant capital and other resources to protect against such security breaches or to address problems caused by such breaches. Our security measures may not prevent disruptions or security breaches.

12.           As our business assets and our director and officer are located in Canada; investors may be limited in their ability to enforce U.S. civil actions against our assets or our directors and officers. You may not be able to receive compensation for damages to the value of your investment caused by wrongful actions by our directors.

Our business assets are located in Canada and our sole director and officer is the resident of Canada. Consequently, it may be difficult for United States investors to affect service of process within the United States upon our assets or our director or officer, or to realize in the United States upon judgments of United States courts predicated upon civil liabilities under U.S. Federal Securities Laws. A judgment of a U.S. court predicated solely upon such civil liabilities may not be enforceable in Canada by a Canadian court if the U.S. court in which the judgment was obtained did not have jurisdiction, as determined by the Canadian court, in the matter. There is substantial doubt whether an original action could be brought successfully in Canada against any of our assets or our director and officer predicated solely upon such civil liabilities. You may not be able to recover damages as compensation for a decline in your investment.

Risks Associated with this Offering

13.           Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

14.           Because the SEC imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder (the “Exchange Act”) which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

There is no established market for the common stock being registered. We intend to apply to the OTC Bulletin Board for the trading of our common stock. This process usually takes at least 60 days and the application must be made on our behalf by a market maker, but we have not yet engaged a market maker to make the application on our behalf. If our common stock becomes listed and a market for the stock develops, the actual price of the shares will be determined by prevailing market prices at the time of sale. Trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock. Accordingly, you may have difficulty reselling any shares your purchase from Acting Scout or from the selling shareholder.

15.           Our director, Blair Law, acquired his shareholdings at a significantly lower share price than the share price of this offering.

If our director sells all of his shareholdings, he will no longer be exposed to the risk of a loss of investment as will the new shareholders whom acquired shares through this offering. If the business was to fail subsequent to the director having disposed of all of their shareholdings, then it would be the new shareholders that would suffer the financial losses. Blair Law acquired all of his shares at $0.0001/share.

16.           Because our officer and director, who is also our founder and promoter, may own more than 50% of the outstanding shares after this offering, he will retain control of us and be able to decide who will be directors and you may not be able to remove them as directors which could prevent us from becoming profitable. He could also make and control corporate decisions that may be disadvantageous to other minority shareholders, which could reduce the value of your investment.

As of September 7, 2006, our director, Blair Law, owns 10,000,000 shares representing 100% of our issued common stock. Depending on how many shares he sells of the 3,000,000 shares he is registering for sale in this Prospectus, and depending on how many shares we sell in our direct offering, he may continue to own more than 50% of the outstanding shares after our direct offering. For example, if he doesn't sell any of his shares, and we sell 25% shares through the direct offering, he will continue to own 86.96% of our issued common stock.

After the offering, assuming he sells all of his 3,000,000 shares registered in this Prospectus and if 50% of our direct offering is sold, he will own approximately 53.85% of our issued common stock.

After the offering, our director, Blair Law, assuming that he sells 50% shares under his control registered in this Prospectus, will have investment control over 8,500,000 shares. On this basis, if 100% of our direct offering is sold, Blair Law will own approximately 53.13% of our issued common stock.

If Blair Law continues to own more than 50% of our issued common stock, he will be able to elect all of our directors and control our operations. He will also have the power to prevent or cause a change in control.

Our director, Blair Law, may own more than 50% of the outstanding shares of our common stock after this offering. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. Blair Law may have an interest in pursuing acquisitions, divestitures and other transactions that involve risks. For example, he could cause us to make acquisitions that increase our indebtedness or to sell revenue generating assets. He may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. If the director fails to act in our best interests or fail to perform adequately to manage us, you may have difficulty in removing him as director, which could prevent us from becoming profitable.

The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders. This could negatively affect the value of your investment.

Industry Risks

17.           The competitive environment of the actor recruiting websites will make us difficult to attract and retain membership, which may negatively affect our ability to carry on operations.

There has been several competing websites to bridge the gap between actors and industry opportunities. It is important in this industry to develop a reputation of commercial success in prior productions or services. This is difficult to accomplish because the industry is competitive with established companies that can impact our market share and ultimate success. As we are a new company, the product or service we intend to provide may not have enough advantages to compete with other actor recruiting websites provided by our competitors. If we are unable to recruit enough clients, we may not generate revenues which could cause us to cease carrying on operations.

18.           We believe that many clients do not register their membership on the Internet because they believe their credit card information may be compromised. This may reduce our potential income. We may also be subject to liability if private information provided by our users were misused.

We believe that the lack of financial security on the Internet is hindering economic activity thereon. To ensure the security of transactions occurring over the Internet, US federal regulations require that any computer software used within the US contain a 128-bit encoding encryption, while any computer software exported to a foreign country contain a 40-bit encoding encryption. There is uncertainty as to whether the 128-bit encoding encryption required by the US is sufficient security for transactions occurring over the Internet. Accordingly, there is a danger that any financial (credit card) transaction via the Internet will not be a secure transaction. Accordingly, risks such as the loss of data or loss of service on the Internet from technical failure or criminal acts are inhibiting potential clients from registering on the Internet. Accordingly, many people who may use our services may not register the membership as a result of a belief that their credit card information could be compromised. This may reduce our potential income.

Our privacy policy discloses how we use individually identifiable information that we collect. This policy is displayed and accessible throughout the Acting Scout website. Despite this policy, however, if third persons were able to penetrate our website security or otherwise misappropriate our users’ personal information or credit card information, we could be subject to liability. We could also be subject to liability for claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims, or other misuses of personal information, such as for unauthorized marketing purposes. These claims could result in costly and time-consuming litigation.

19.           We may be sued for content available or posted on our website or products through our web sites or for linking and framing of third-party web sites.

We may be liable to third parties for content published on our web sites and other web sites where our syndicated content appears if the music, photo, text or other content available violates their copyright, trademark or other intellectual property rights or if the available content is defamatory, obscene or pornographic. Similar claims have been brought, sometimes successfully, against web site operators in the past. We also may be liable for content uploaded or posted by our users on our web sites, such as postings on our message boards and copyrightable works. In addition, we could have liability to some of our content licensors for claims made against them for content available on our web sites. We also could be exposed to these types of claims for content that may be accessed from our web sites or via links to other web sites or for products sold through our web site. We intend to implement measures to reduce exposure to these types of claims, but such measures may not be successful and may require us to expend significant resources. Any litigation as a result of defending these types of claims could result in substantial costs and damages. Our insurance may not adequately protect us against these types of claims or the costs of their defense or payment of damages. We link to and “frame” third-party web sites of our actors or recruiters without express written permission to do so. Those practices are controversial, and have, in instances not involving us, resulted in litigation. Various claims, including trademark and copyright infringement, unfair competition, and commercial misappropriation, as well as infringement of the right of publicity may be asserted against us as a result. The law regarding linking and framing remains unsettled; it is uncertain as to how existing laws, especially trademark and copyright law, will be applied by the judiciary to the Internet. Also, Congress is increasingly active in passing new laws related to the Internet, and there is uncertainty as to the impact of future potential laws, especially those involving domain names, databases and privacy.

Risks Related to Our Securities

20.           Since our common stock has never been traded, prices for our common stock may decline after the offering and investors may have difficulty selling their securities.

There is no public market for our common stock and we cannot assure you that a market will develop or that any stockholder will be able to liquidate his investment without considerable delay, if at all. Neither we nor our selling stockholder has engaged an underwriter for this offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities. A trading market may not develop in the future, and if one does develop, it may not be sustained. If an active trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other things, the nature of our business and because we are a new public company with a limited operating history. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

  an economic slowdown that could impact the hiring of our clients and therefore impact the perceived value of our service;
  political instability, terrorism, adverse media publicity and armed conflicts;
  changes in general economic conditions and in the acting industry;
  changes in market valuations of similar companies;
  announcements by us or our competitors of significant new contracts with casting producers, acquisitions, strategic partnerships or joint ventures, or capital commitments;
  effects of competition;
  changes in financial estimates;
  Increased needs for operating capital, and regulatory changes or interpretations; and
  the addition or loss of key managerial and creative personnel.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

21.           We indemnify our directors against liability to Acting Scout and our shareholders, and the costs of this indemnification could negatively affect our operating results.

Our Bylaws allow for the indemnification of our officers and directors in regard to their carrying out the duties of their offices. The Bylaws also allow for reimbursement of certain legal defenses.

As to indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) for directors, officers or persons controlling Acting Scout, Acting Scout has been informed that in the opinion of the Securities and Exchange Commission (the “SEC” or “Commission”) such indemnification is against public policy and unenforceable.

Since our directors and officers are aware that they may be indemnified for carrying out the duties of their offices, they may be less motivated to ensure that meet the standards required by law to properly carry out their duties, which could have a negative impact on our operating results. Also, if any director or officer claims against Acting Scout for indemnification, the costs could have a negative effect on our operating results.

22.           There is no minimum offering and therefore your investment may be used even though such investment will not satisfy our capital requirements to complete any project.

The directors have not specified a minimum offering amount and there in no escrow account in operation. As detailed elsewhere in this document, our current assets are insufficient to pursue the business plan and we are entirely dependent on the outcome of this capital raising effort. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in Acting Scout, but we are unable to fulfill our objectives or proceed with our operations due to a lack of interest in this offering. If this were to occur, we might be forced to curtail or abandon our operations with a loss to investors who purchase stock under this prospectus.

23.           We do not intend to pay dividends and there will be less ways in which you can make a gain on any investment in Acting Scout.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of a dividend. We also anticipate that any funds available for payment of dividends on our common stock may be re-invested into Acting Scout to assist us in furthering our business strategy. Because we do not intend to declare dividends, any gain on an investment in Acting Scout will need to come through appreciation of the stock’s price.

24.           Our success depends in part on our ability to attract and retain additional key personnel, which we may or may not be able to do. Our failure to do so could prevent us from achieving our goals and becoming profitable.

We anticipate that beginning in 2007 we will need to hire key personnel in the areas of marketing, sales and accounting who can contribute to our success in various ways. Our inability to attract additional key personnel could have a material adverse effect on our ability to conduct our business. If we are unable to retain key personnel in marketing and sales in the future, we may be unable to generate sufficient revenues from our membership fees to become profitable.

OFFERING PERIOD

During the Initial Offering Period, we will offer shares pursuant to the direct offering for a period of one hundred eighty days from the effective date of this prospectus, unless terminated earlier, in our sole discretion. During this Initial Offering Period we will be able to use funds immediately. No minimum amount of proceeds has been set by us and no legal requirement for a minimum amount is in effect. Since there is no minimum, no escrow account will be established to hold funds until a minimum amount is reached or until the offering period is terminated.

The selling shareholder will be able to sell their shares on a continuous basis beyond the Initial Offering Period.

PLAN OF DISTRIBUTION

The direct offering of 6,000,000 of our common shares, on a "best efforts" basis, is being made on a self-underwritten basis by us through our sole officer and director who will not be paid any commission or other compensation and without the use of underwriters or broker-dealers. Our President is the underwriter of this offering.

Currently, we have not established an underwriting arrangement for the sale of these shares. Our sole officer and director will be the only person that will conduct the direct public offering. He intends to offer and sell the shares in the primary offering through their business and personal contacts. There is a possibility that no proceeds will be raised or that if any proceeds are raised, they may not be sufficient to cover the cost of the offering.

We will sell the shares in this offering through our officer and director, Blair Law. He will receive no commission from the sale of the shares. He will not register as broker-dealer under Section 15 of the Exchange Act in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a) (39) of the Exchange Act, at the time of his participation; and,

2. The person is not compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he or she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our sole officer and director is not statutorily disqualified, is not being compensated, and is not associated with a broker-dealer. He is and will continue to be our officer and director at the end of the offering and has not been during the last twelve months and is currently not broker-dealers or associated with a broker-dealer. He has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our Prospectus is declared effective by the Commission, do we intend to distribute this Prospectus to potential investors at meetings and to our friends, business associates and relatives who are interested in us and a possible investment in the offering. We will not utilize the Internet to advertise our offering.

In addition, our offering of 6,000,000 shares at an initial price of $0.05 per share through the direct offering, the selling shareholder also may sell up to 3,000,000 common shares at a fixed price of $0.05 per share. The $0.05 per share fixed offering price of our common stock was arbitrarily determined by our Board of Directors. We will not receive any of the proceeds from the sale of the shares by the selling shareholder.

Where there is a public trading market for our shares, we will use the last sale price of our common stock as the basis for a market price in the selling of our shares pursuant to the direct offering.

After the initial offering price of the shares in our common stock, the offering price of the shares sold by the selling shareholder will be determined by market factors and the independent decisions of the selling shareholder. We anticipate that we will begin selling our shares pursuant to the direct offering before we apply for a listing on the OTC Bulletin Board. We also anticipate that the selling shareholder is not likely to sell any shares until we have obtained a listing on the OTC Bulletin Board. If both the selling shareholder and management are trying to sell securities at the same time, management intends to leave it up to the discretion of the potential buyer regarding from whom the buyer will purchase Acting Scout stock. In such instances, since the selling shareholder may offer their shares at a lower price, they may be able to negotiate more effectively with potential buyers to sell their Acting Scout securities. Such shares of our common stock may be sold from time to time to purchasers directly by the selling shareholder. Alternatively, the selling shareholder may from time to time offer shares to underwriters, dealers, or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholder for whom he may act as agent.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

Sales by Selling Shareholder

The selling shareholder may sell some or all of his common stock in one or more transactions, including block transactions:

  on such public markets as the common stock may be trading;

  in privately negotiated transactions;

  through the writing of options of the common stock;

  in short sales; or

  in any combination of these methods of distribution.

The sales price to the public may be:

  the market price prevailing at the time of sale;

  a price related to such prevailing market price; or

  such other price as the selling shareholder determines.

Throughout the term of this offering our director will sell his shares at a fixed price of $0.05 per share. Even if our shares subsequently become listed and traded on the Over the Counter Bulleting Board, our director will be limited to selling his shares at $0.05 per share, regardless of the prevailing market price of the shares.

We intend to apply to the OTC Bulletin Board for the trading of our common stock upon our becoming a reporting entity under the Exchange Act. We intend to file the application upon the effective date of the registration statement of which this prospectus forms a part. In order for Acting Scout to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf to make a market for our common stock. This process takes at least 60 days and can take longer than a year. We have not yet engaged a market maker to apply for quotation on the OTC Bulletin Board on our behalf. If our common stock becomes listed on the OTC Bulletin Board and a market for the stock develops, the actual price of the shares sold herein by the selling shareholder will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholder named in this prospectus. If our common stock becomes listed on the OTC Bulletin Board, we will use the last sale price of our common stock as the basis for a market price in the selling of our shares pursuant to the direct offering.

Trading in stocks quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with a company's operations or business prospects. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like the NASDAQ Small Cap or a stock exchange. In the absence of an active trading market: (a) investors may have difficulty buying and selling or obtaining market quotations; (b) market visibility for our common stock may be limited; and (c) a lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

We are bearing all costs relating to the registration of the common stock. The selling shareholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of his common stock.

The selling shareholder and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Shares may be sold from time to time by the selling shareholder in one or more transactions at a fixed offering price, which may be changed, or at any varying prices determined at the time of sale or at negotiated prices. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act. We will bear all expenses of the offering of shares of our common stock by the selling shareholder other than payment that he may agree to make to underwriters.

The selling shareholder must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, he must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling shareholder will not engage in any electronic offer, sale or distribution of the shares. Further, neither Acting Scout nor the selling shareholder has any arrangements with a third party to host or access our prospectus on the Internet.

DETERMINATION OF OFFERING PRICE

Determination of Offering Price

The price of the shares we are offering was determined in order so that we could raise at least $250,000 if all of the shares are sold pursuant to our direct offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were the following:

  our lack of operating history;
  the proceeds to be raised by the offering;
  the amount of capital to be contributed by purchasers in the offering in proportion to the amount of stock to be retained by our existing stockholders; and
  our relative cash requirements.

The estimated cost of distribution of our common shares is $50,000, or approximately 16.7% of our planned offering. These distribution costs include legal, accounting, printing and administration costs involved in the offering.

The selling shareholder may from time to time offer shares to underwriters, dealers, or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholder for whom he may act as agent.

The following factors were considered in determination of the offering price of $0.05 of the 3,000,000 shares being sold by our sole selling shareholder, Blair Law:

  our capital structure;
  our lack of operating history;
  prices of shares that we have issued in the past; and
  prevailing market conditions.

USE OF PROCEEDS

Our offering is being made on a self underwritten basis - with no minimum and a maximum of $250,000. The table below sets forth the use of proceeds if 25%, 50%, 75% or 100% is sold.

	25%	50%	75%	100%
Gross proceeds	$ 75,000	$ 150,000	$ 225,000	$ 300,000
Offering expenses	50,000	50,000	50,000	50,000
Net proceeds	25,000	100,000	175,000	250,000

The net proceeds will be used approximately as follows:

Amount of funds raised	Proceeds to be used in
Up to $75,000 (25%)	$25,000 - general working capital for 6 months (including accounting, legal, management, rent and office expenses) $50,000 – offering costs (including accounting, legal and miscellaneous expenses
Up to $150,000 (50%)
  $55,000 - general working capital for 12 months (including accounting, legal, management, rent and office expenses)
  $15,000 – website development
  $7,500 – computers and other office equipment purchase
  $22,500 – product launch and marketing
  $50,000 – offering costs (including accounting, legal and miscellaneous expenses)

Up to $225,000 (75%)
  $80,000 - general working capital for 12 months (including accounting, legal, management, rent and office expenses)
  $30,000 – website development
  $15,000 – computers and other office equipment purchase
  $50,000 – product launch and marketing
  $50,000 – offering costs (including accounting, legal and miscellaneous expenses)

Up to $300,000 (100%)
  $80,000 - general working capital for 12 months (including accounting, legal, management, rent and office expenses)
  $30,000 - website development
  $15,000 – computers and other office equipment purchase
  $75,000 – product launch, marketing and distribution development
  $50,000 – offering costs (including accounting, legal and miscellaneous expenses)
  $50,000 - miscellaneous

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.

As of May 31, 2006, the net tangible book value of our shares of common stock was $(7,290) or approximately $(0.001) per share based upon 10,000,000 shares outstanding.

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 16,000,000 shares to be outstanding will be $292,710, or approximately $0.018 per share. The amount of dilution you will incur will be $0.032 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.019 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.018 per share.

The sale of 3,000,000 existing shares by the selling shareholder

The 3,000,000 common stock to be sold by the selling shareholder is common stock that is currently issued and outstanding. Accordingly, there will be no dilution caused by the sale of these shares. There will be dilution, however, of the shares sold pursuant to the direct offering.

Dilution to existing stockholders if all of the shares are sold in the direct offering:

Price per share	$ 0.05
Net tangible book value per share before offering	$ (0.001)

Net tangible book value per share after offering	$ 0.018
Potential Increase to present stockholders in net tangible book value	$ 0.019
per share after offering

Number of shares outstanding before the offering	10,000,000
Number of shares outstanding after offering	16,000,000

Dilution to purchasers of shares in this offering if 100% of the shares sold in the direct offering:

Price per share	$ 0.05
Dilution per share	$ 0.032
Capital contributions	$ 300,000
Number of shares after offering held by public investors (Assume 3,000,000 existing shares by the	9,000,000
selling shareholder are sold)
Percentage of ownership after offering held by public investors (Assume 3,000,000 existing shares by the selling	56.25%
shareholder are sold)

Dilution to purchasers of shares in this offering if 75% of the shares sold in the direct offering:

Price per share	$ 0.05
Dilution per share	$ 0.035
Capital contributions	$ 225,000
Number of shares after offering held by public investors (Assume 3,000,000 existing shares by the	7,500,000
selling shareholder are sold)
Percentage of ownership after offering held by public investors (Assume 3,000,000 existing shares by the selling	51.72%
shareholder are sold)

Dilution to purchasers of shares in this offering if 50% of the shares sold in the direct offering:

Price per share	$ 0.05
Dilution per share	$ 0.039
Capital contributions	$ 150,000
Number of shares after offering held by public investors (Assume 3,000,000 existing shares by the	6,000,000
selling shareholder are sold)
Percentage of ownership after offering held by public investors (Assume 3,000,000 existing shares by the selling	46.15%
shareholder are sold)

Dilution to purchasers of shares in this offering if 25% of the shares sold in the direct offering:

Price per share	$ 0.05
Dilution per share	$ 0.044
Capital contributions	$ 75,000
Number of shares after offering held by public investors (Assume 3,000,000 existing shares by the	4,500,000
selling shareholder are sold)
Percentage of ownership after offering held by public investors (Assume 3,000,000 existing shares by the selling	39.13%
shareholder are sold)

Financial Condition

Since inception, Acting Scout has incurred losses and has not yet earned revenues from our intended business activities, resulting in a net accumulated deficit of $9,040 at May 31, 2006. These factors raise substantial doubt about Acting Scout's ability to continue as a going concern and Acting Scout’s auditors have discussed this uncertainty in their audit report for the period ended May 31, 2006.

Acting Scout will need additional working capital to be successful in any future business activities. Therefore, continuation of Acting Scout as a going concern is dependent upon obtaining the additional working capital necessary to accomplish our objective. Management plans to seek debt or equity financing, or a combination of both, to raise the necessary working capital. We expect to require a further $250,000 to continue our operations for the next 12 months.

NOTICE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, any supplement to this prospectus and the documents incorporated by reference include “forward-looking statements”. To the extent that the information presented in this prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this prospectus. These cautionary statements identify important factors that could cause actual results to differ materially from those described in the forward-looking statements. When considering forward-looking statements in this prospectus, you should keep in mind the cautionary statements in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and other sections of this prospectus.

All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. It is important to note that our actual results could differ materially from those included in such forward-looking statements. Factors that could cause actual results to differ materially from the forward looking statements include, but are not limited to, the following: (1) we may not be able to obtain necessary financing; (2) our potential products may not meet product performance specifications; (3) our potential products may be unable to compete successfully in either existing or new markets; (4) availability and future costs of materials and other operating expenses; (5) weakness in the global economy and changing market conditions, together with general economic conditions affecting our target industries, could cause the our operating results to fluctuate; (6) the risks involved in our operations and potential future sales; and (7) disclosure controls cannot prevent all error and all fraud. For a more detailed explanation of such risks, please see the section entitled “Risk Factors” beginning on page 7 of this registration statement. Such risks, as well as such other risks and uncertainties as are detailed in our SEC reports and filings for a discussion of the factors that could cause actual results to differ materially from the forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements.

LEGAL PROCEEDINGS

No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.

We are not aware of any pending or threatened legal proceedings which involve Acting Scout or any of our properties or our subsidiary.

SELLING SHAREHOLDER

The selling shareholder, our President, named in this prospectus is offering approximately 33% of the shares of common stock offered through this prospectus. The shares include 3,000,000 shares of common stock that we issued to our President on April 26, 2006 that were exempt from registration under section 4(2) and Regulation S of the Securities Act and completed between October 31, 2004 and December 2, 2004.

Blair Law, the President of Acting Scout, is the sole shareholder owning 10,000,000 common shares before this offering. The selling shareholder is not a broker-dealer or affiliated with broker-dealers.

The following table provides, as of September 27, 2006, information regarding the beneficial ownership of our common stock held by the selling shareholder, including:

Name of the Selling Shareholder	Shares Owned Prior to this Offering	Percent	Maximum Number of Shares Being Offered	Beneficial Ownership After Offering	Percentage Owned upon Completion of the Offering
Blair Law	10,000,000	100%	3,000,000	7,000,000	43.75%

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that the selling shareholder does not sell his shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

The percentages are based on the 10,000,000 shares of common stock outstanding on September 27, 2006 and assumption that 9,000,000 shares in this offering are all sold by Acting Scout and the selling shareholder.

DIRECTORS AND OFFICERS

Our Bylaws provide that we shall have a minimum of one director and no more than fifteen. Such number may be set by resolution of the Board of Directors.

Our current director and officer is:

Name	Age	Position
Blair Law	40	President, Secretary, Treasurer, Director, CFO, CEO

The directors shall be elected at annual meetings of shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders. All directors shall hold office until their respective successors are elected. The officers of the corporation shall be chosen by the Board of directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of Acting Scout's affairs.

Blair Law, Director, President, Treasurer, Secretary, CFO, CEO

Blair Law was the founder of Acting Scout and has acted as our President, Treasurer, Secretary and Director since our inception on April 25, 2006. He was appointed as our Chief Financial Officer and Chief Executive Officer and Principal Accounting Officer on June 1, 2006. Blair Law has been a self employed casting director for over 10 years, including the past five years. During this time he has cast over 40 films as well as hundreds of major television commercials. Blair Law has worked with many producers and directors and understood the entertainment industry. In addition, he has been developing the concept of Acting Scout Inc. to promote actors in a positive way.

Significant Employees

Other than the executive officer described above, we do not expect any other individuals to make a significant contribution to our business.

Family Relationships

There are no family relationships among our officers, directors, or persons nominated for such positions.

Audit Committee

The functions of the Audit Committee are currently carried out by our Board of Directors. Our Board of Directors has determined that we do not have an audit committee financial expert serving on our audit committee. The Board of Directors has determined that the cost of hiring a financial expert to act as a director of Acting Scout and to be a member of the audit committee outweighs the benefits of having a financial expert on the committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership, as of September 27, 2006, of our common stock by each of our directors, and by all executive officers and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of September 27, 2006, there were 10,000,000 common shares issued and outstanding. The person named in the table has sole voting and investment power with respect to the shares, except as otherwise noted.

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER (1)	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Common	Blair Law (2) PH1-989 Beatty St. Vancouver BC V6Z 3C2	10,000,000	100%

(1)

The number and percentage of shares beneficially owned is determined in accordance with the Rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days

(2)	Blair Law is a director, President, Secretary, Treasurer, Chief Executive Officer and Chief Financial Officer of Acting Scout.

CHANGES IN CONTROL

There are currently no arrangements which would result in a change in control of Acting Scout.

DESCRIPTION OF SECURITIES

The authorized capital stock of Acting Scout consists of 20,000,000 common shares, $0.0001 par value and 80,000,000 preferred shares, par value $0.0001.

Common Stock

Holders of the common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of Acting Scout, whether voluntary or involuntary, to share equally in the assets of Acting Scout available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by Acting Scout's Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than fifty percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Dividend Policy

Holders of our common stock are entitled to dividends if declared by the Board of Directors out of funds legally available therefore. Acting Scout does not anticipate the declaration or payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, Acting Scout's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

Preferred Stock

We are authorized to issue up to 80,000,000 shares of $.0001 par value preferred stock. We have no shares of preferred stock outstanding. Under our Articles of Incorporation, the Board of Directors has the power, without further action by the holders of the common stock, to determine the relative rights, preferences, privileges and restrictions of the preferred stock, and to issue the preferred stock in one or more series as determined by the Board of Directors. The designation of rights, preferences, privileges and restrictions could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series.

Stock Transfer Agent

Upon completion of this offering, we intend to engage an independent stock transfer agency firm to serve as our registrar and stock transfer agent.

SHARES ELIGIBLE FOR FUTURE SALE

The 9,000,000 shares of common stock registered in this offering will be freely tradable without restrictions under the Securities Act. 3,000,000 shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder. The remaining 7,000,000 issued and outstanding shares have been held by our President, Blair Law since April 26, 2006, and are subject to the sale limitations imposed by Rule 144 (see below).

In general, under Rule 144, as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common sock during the four calendar weeks preceding any sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliate who has held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale.

Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale. Therefore, since Blair Law is an affiliate and has held his stock for less than one year, the shares he owns which are not being registered pursuant to this or another Registration Statement are restricted and their sale will be subject to the limitations imposed by Rule 144.

Sales may only be made under Rule 144 where there is available adequate current public information with respect to the issuer of the securities in accordance with Rule 144(c)(1). Rule 144(c)(1) deems such information to be available if either the issuer has securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, or has been subject to the reporting requirements of Section 13 of that Act for a period of at least 90 days immediately preceding the sale of the securities and has filed all the reports required to be filed thereunder during the 12 months preceding such sale (or for such shorter period that the issuer was required to file such reports).

When the shares become eligible to be sold pursuant to Rule 144 and if we are able to obtain approval for our shares to be quoted on the OTC/Bulletin Board, then sales of large amounts of shares that may be sold in the future could have a significant depressive effect on the market value of our shares. This would therefore reduce new investors' ability to sell their shares into the market and negatively impact their ability to receive either a return on their investment or the amount invested.

The 7,000,000 restricted securities are not registered in this prospectus and are subject to the sale limitations imposed by Rule 144. The eventual availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

INTEREST OF NAMED EXPERTS AND COUNSEL

Accountants

Our Audited Financial Statements for the fiscal year ended May 31, 2006 have been included in this prospectus in reliance upon Manning Elliott LLP, Chartered Accountants, as experts in accounting and auditing.

Legal Matters

Certain legal matters in connection with this offering will be passed upon for us by Penny Green, Attorney and Barrister and Solicitor, of Bacchus Law Group.

REPORTS TO SHAREHOLDERS

Upon effectiveness of this registration statement, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Mail Stop 5100 Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by the director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether the indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issues.

Under Article V of our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

We were incorporated as a Nevada company on April 25, 2006 operating in Vancouver, British Columbia. The sole shareholder is Blair Law, our President. We have only recently begun our current operations and we have not yet earned any revenues and have had operational losses to date as well as an accumulated shareholder deficit. As of May 31, 2006, we had operational losses in the amount of $9,040 and an accumulated shareholder deficit of $9,040.

Since our inception on April 25, 2006, we have been developing our business plan and identifying and developing ideas for the web-based recruiting service. Since April 2006, we have developed the majority on our website and we are in process of finalizing the remaining segments. We launched our website www.actingscout.com in September 2006. We intend to generate revenues through the sale of our membership. The primary objective of the website will be to serve as a profile database for actors and recruiters. The business is focused primarily on the North American market, with future phases of the service expanding into Australia and Europe.

Our mission is to promote the works and talents of our client roster as well as to supply industry professionals with the correct match to fit their casting needs. We exercise resourcefulness in satisfying out client's needs and adding value to each of our relationships. Our website provides a convenient and cost-effective tool for actors to access opportunities in the industry. The database is a convenient and effective approach for targeting actors with a particular skill and talent set. By posting casting opportunities, recruiters are also able draw interest and invite appropriate applicants.

Product and Services

The Acting Scout website is an innovative service that provides the casting market with a convenient and cost-effective means in accomplishing accurate employment matches. Our website allows actors to upload their personal profiles to a searchable database. The online profiles allow casting directors to quickly view physical characteristics as well as previous work experience. By searching the database profiles, casting recruiters are able to focus their search for appropriate job employment matches.

The Acting Scout website helps to diminish the inherent weaknesses of the traditional conventional casting approach. The result is a much more comprehensive list of potential actors that can be conveniently narrowed down based on specific attributes such as experience, appearance or acting style. This approach also allows for greater flexibility to mix and match actor criteria and eliminates the complete reliance on actor-agent relations.

With an annual fee, the actors are provided with worldwide exposure on a casting site. They are also given access to a continuously updated list of casting opportunities. For casting recruiters, this free service is faster and more conventional than having to review an agent’s short list of potential candidates. With a large pool of profiles on one database, it is also more efficient than dealing with multiple agents.

Website Overview

The primary objective of our website will be to serve as a profile database for actors and recruiters. The Acting Scout website also provides a board for recruiters to post their casting opportunities. Actors will be able to search through casting opportunities and apply for auditions directly through the website.

Our website will also provide viewers with industry related news, information and links. Website content will be regularly revised to keep the website fresh and informative with up to date information.

Website layout will be developed to ensure optimal user usability and navigation. The layout will have a consistent visual look throughout all the pages of the website that includes layout, fonts, formatting and visual graphics.

There are numerous features that permit these profiles to be updated and customized to the actor’s preference and allow ease of access from industry recruiters.

Photo Post: Actors will be able to post their photos on site for viewing. The number of photo’s that will be permitted will be dependent on the level of membership. Level 1 membership will consist of three photos, level 2 of five photos and level 3 of ten photos. The actors can easily update their photos as the see fit. The members will be encouraged (through the help & tips section) to post a variety of photos including head & full body shots as well as a variety of wardrobes.

Resume/Profile: The resume and profile feature provides the actor the opportunity to showcase their academic background, work and voluntary experience. The actors are also able to highlight key skill sets and talents in a comprehensive searchable database. Features that members can select include such things as capabilities (snowboarding, juggling, endurance running etc), demographic characteristics (age, ethnicity etc), personal features (hair color, tattoos, body piercing) and psychical traits (physical size, handicaps, unusual physical features).

View Interest level: The ‘view interest level’ is a unique and useful feature. It allows the actors to view the number of times their profile has been viewed as well as who has viewed their profile. This allows the actor to gauge the effectiveness of their profile and keep track of their awareness.

Demo Tape: The website allows demo tapes to be uploaded into the database which the actor can then request to have sent to casting directors for a fee. Interested recruiters can watch the demo tape from their online profile.

Extras: There is a special section for actors seeking roles as extras on a set. Similar to the searchable profile of the actors, extras list their physical characteristics, previous experience as well their location.

Forum: Members will be able to post questions, events and ideas for other members to comment on. The forum will be moderated by Acting Scout staff.

Future Products: The business will expand our target market to include Australian and European markets. The website will also be expanded to include an events page that lists local activities such as acting classes and auditions. Products may be offered for sale through the website. These products may include movie memorabilia as well as educational products related to the acting industry.

Industry Overview and Market Size

Traditionally, many professional actors rely on agents or managers to find work, negotiate contracts, and plan their careers. Agents generally earn a percentage of the pay specified in an actor’s contract. Actors without an agent rely on attending open auditions to secure roles. These jobs were primarily in motion picture and video, performing arts, and the broadcasting industries. Because many actors and aspiring actors do not receive regular employment in the profession, the actual number of people in the industry is significantly higher. The explosive growth of the film and television industry has given rise to a new category of employment: the con artist who plays the role of the talent agent. The competition for acting jobs is significant, so many highly trained and talented actors find it extremely difficult to make a career in the industry. Annual earnings data for actors were not available because of the wide variation in the number of hours worked by actors and the short-term nature of many jobs, which may last for 1 day or 1 week. It is extremely rare for actors to have guaranteed employment that exceeds 3 to 6 months at a time.

Our target market is the actors. Most actors struggle to find steady work; only a few ever achieve recognition as stars. Acting assignments typically are short term, ranging from 1 day to a few months, which means that actors frequently experience long periods of unemployment between jobs. In addition the active acting community, there are a huge number of aspiring and up and coming actors who are attempting to enter the industry. Our Management estimated the North American population of actors as following:

Classification	Estimated North American population
Actors (Union)	135,000
Non-union Actors	1,300,000
Aspiring	2,000,000
Total Estimated Target Market Size	3,435,000

Marketing Strategies

Marketing Strategies will focus on two main objectives. First, to build a comprehensive database of actors and second, to get producers and casting directors to utilize Acting Scout to accomplish their casting needs. Our marketing strategies will include extensive Internet marketing, industry word of mouth as well as traditional advertising methods.

Internet Marketing: Acting Scout’s online marketing strategy will focus primarily on search engine optimization. Acting Scout will pay for premium placement in the Google search engine as well as fee based advertisement placement on the Google search engine website. More than 80% of Internet users rely on search engines & directories as their preferred method for locating websites. Acting Scout will also conduct cross promotions with other acting related websites such as schools, agents, and other industry related websites.

Print Advertising: Regular advertisements will be taken out in entertainment publications in major entertainment centers around North America. Regional advertising shall target actors in California, New York, Quebec, British Columbia and Ontario. The publications will be fringe publications that specifically target the arts communities as well as specific trade publications related to the acting and entertainment industry.

Newsletter: A monthly newsletter will be sent to all members. The newsletter will highlight an Acting Scout “success story” – profiling a member and the work that they successfully secured through the website. The newsletter will also contain relevant articles such as “top ten tips” for auditions as well as industry news and statistics.

Payment Options

Acting Scout will accept payment through Visa, Mastercard, American Express and Paypal. An additional option being considered is payment through a 1-900 phone number system. Actors will be charged an annual membership fee depending on the level of service that they desire with an additional fee for each submission of tape.

	Features	Fees
Level 1	Photo Post (3) Resume/Profile View Interest level	$39.95 annually Plus $30 per tape submission
Level 2	Photo Post (5) Resume/Profile View Interest level Demo Tape	$69 annually Plus $30 per tape submission
Level 3	Photo Post (10) Resume/Profile View Interest level Demo Tape	$99 annually Free tape submissions
Xtras	Post profile & contact info	$19.95 annually

Competitive Overview

There are several similar competing websites that attempt to bridge the gap between actors and industry opportunities. We estimated their business status as follows:

Casting Workbook has a client base of over 50,000 members in Canada, Australia and the United States. Each month, up to 500 feature films, television, commercial and print jobs are posted on the Casting Workbook resulting in over 70,000 agent electronic submissions and 2100 roles cast. They have a total of over 6 million website hits per month. Founded in 1998, Star Search has grown to over 164,000 members and over 20 million hits per month and a global reach. Over 26,000 contacts for work by entertainment industry professionals have been made to Star Search Casting members in the past six months. The website offers two way email notification, audio and video clip capability, video chat rooms, automatic cell phone casting call service, interactive business card availability, a Personal Profile with up to 60 photos including full biography, resume, and personal website service. Registering at Actor Point enables the user to post an online resume, view-casting calls and a talent database listing. Actor Point has approximately 450 actor profiles and a Newsletter Subscriber base of 7,500. EMW Film and talent has a membership base of approximately 2000 actors. Users are able to upload any file type in their portfolio, including video files, music files and document files. Explore talent is the world's largest Modeling & Acting website with over 600,000 models and actors in its database. Explore Talent offers a free personal website, domain, portfolio, photo gallery and more. Explore talent provides Actors & Models the opportunity to have their portfolios seen by casting directors and production companies, offers an auditions submission service for less than sending headshots through the mail and now offers a new blog the Explore Talent Forum, which allows talent to ask and answer questions, pass on advice, network and more.

Even though these competitors are operating similar business models, Acting Scout has several features that will attract and retain membership:

  Comprehensive range of services
  Clear pricing structure
  Updated content on website
  User friendly navigation
  User Friendly profile management
  Industry participation

However, these competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and to devote greater resources to the development, promotion and sale of their products or services than we can. Web sites maintained by our existing and potential competitors may be perceived by actors, talent management companies and other actor-related vendors or advertisers as being superior to ours. In addition, we may not be able to retain or maintain our web site traffic levels, purchase inquiries and number of click-through on our online advertisements. Further, our competitors may experience greater growth in these areas than we do. Increased competition could result in advertising price reduction, reduced margins or loss of market share, any of which could harm our business.

Intellectual Property

We own the domain name of www.actingscout.com and we own the copyright in the content on our website. We have not filed for any protection of our copyright.

Legislation and Government Regulation

Laws and regulations directly applicable to Internet communications, commerce and advertising are becoming more prevalent. Acting Scout will be subject to rules and regulations around the world which affect the business of the Internet. We are subject to compliance with various state, federal and local laws and regulations with respect to our business. Also, because Acting Scout carries on business in Canada, it is subject to laws regarding employment, taxes and other regulatory issues for our Canadian operations.

The laws and regulations that govern our business change rapidly. The following are some of the evolving areas of law that are relevant to our business:

     Content Regulation. Federal, state and foreign governments have adopted and proposed laws governing the content of material transmitted over the Internet. These include laws relating to obscenity, indecency, libel and defamation. For example, the Child Online Protection Act, or COPA, prohibits and imposes criminal penalties and civil liability on anyone communicating material harmful to minors through the Internet for commercial purposes, unless access to such material is blocked to minors under age 17. The Third U.S. Circuit Court of Appeals has upheld a preliminary injunction precluding enforcement of COPA. In November 2001, the U.S. Supreme Court heard an appeal but no decision has been issued yet. We could be liable if the injunction against COPA is lifted and if content delivered by us or placed on our web sites violates COPA. On March 6, 2003, the Third U.S. Circuit Court of Appeals issued a ruling that COPA restricts free speech because it is not narrowly focused is enough to only target pornography, and is therefore unconstitutional. The Department of Justice could appeal this ruling to the U.S. Supreme Court.

     Privacy Law. The state of privacy law is unsettled, and rapidly changing. Current and proposed federal, state and foreign privacy regulations and other laws restricting the collection, use and disclosure of personal information could limit our ability to use the information in our databases to generate revenues. In late 1998, COPPA was enacted, mandating that measures be taken to safeguard minors under the age of 13. The FTC promulgated regulations implementing COPPA on October 21, 1999, which became effective on April 21, 2000. The principal COPPA requirement is that individually identifiable information about minors under the age of 13 not be collected, used or displayed without first obtaining informed parental consent that is verifiable in light of present technology. The FTC final regulations create a “sliding scale” of permissible methods for obtaining such consent. Consent for internal use of the individually identifiable information of children under the age of 13 can be obtained through e-mail plus an additional safeguard, such as confirming consent with a delayed e-mail, telephone call, or letter. Obtaining verifiable consent from a child’s parent to share that child’s information with a third party or enable the child to publicly distribute the information by, for example, allowing unrestricted access to a chat room or message board is significantly more burdensome. While the temporary “sliding scale implementation was due to expire on April 21, 2002, on October 31, 2001, the FTC extended the implementation period through April 21, 2005.

The FTC has required that parental consent for such higher risk activities be verified by more secure methods than e-mail, such as a credit card in connection with a transaction, print-and-sign forms, toll-free numbers staffed by trained operators, or digital signatures. Complying with the new requirements is costly and will likely dissuade some of our customers. While we will attempt to be fully compliant with the FTC requirements, our efforts may not be entirely successful. In addition, at times we rely upon outside vendors to maintain data-collection software, and there can be no assurance that they will at all times comply with our instructions to comply with COPPA. If our methods of complying with COPPA are inadequate, we may face litigation with the FTC or individuals, which would adversely affect our business.

Moreover, we will post a privacy policy pertaining to all users and visitors to our web site. By doing so, we will subject ourselves to the jurisdiction of the FTC. Should any of our business practices be found to differ from our privacy policy, we could be subject to sanctions and penalties from the FTC. It is also possible that users or visitors could try to recover damages in a civil action as well.

     Laws Governing Sending of Unsolicited Commercial E-mail. We typically intend to provide our customers and other visitors to our Web sites with an opportunity to “opt-in,” or agree to receive e-mailings from us. In 2003, the federal government implemented the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003 (CAN-SPAM) designed to limit unsolicited commercial e-mail commonly referred to as “spam.” In addition, California and a number of other states regulate the sending of e-mails for commercial purposes to third parties where there is no preexisting business relationship. Further, several states give Internet service providers (“ISPs”) a private right of action against those who send large e-mailings across their servers in contravention of the ISP’s posted policy. There is no guarantee that we will always be fully compliant in all of our communications at all times. Our failure to comply with applicable laws regarding these types of e-mails could result in significant fines, actual or statutory damages, and injunctive actions.

     Conformance to E-Commerce Statutory Requirements for Formation of Contracts. We intend to conduct e-commerce on our web sites, and through affiliated web sites. The applicable law on online formation of contracts has been unsettled and is evolving. On June 30, 2000, the federal government enacted the “E-Sign” statute, which in limited cases permits online formation of contracts. Similarly, on January 1, 2000, California adopted a standard version of the Uniform Electronic Transactions Act (“UETA”), which also permits electronic signatures and record-keeping for certain types of contracts. We attempt to comply with these laws, but there is no guarantee that we will be successful. Judicial interpretation of their application could result in customer contracts being set aside or modified. In that case, our e-commerce revenue could be materially adversely affected.

     Sales Tax. The tax treatment of goods sold over the Internet is currently unsettled. A number of proposals have been made at the state and local level that would impose additional taxes on the sale of goods through the Internet. Such proposals, if adopted, could substantially impair the growth of electronic commerce and could adversely affect our opportunity to derive financial benefit from electronic commerce. While the Internet Tax Freedom Act (ITFA) has placed a moratorium on new state and local taxes on Internet commerce, the tax moratorium expired on November 1, 2003 and has not been re-enacted. At least some state legislatures that will convene during early 2004 have indicated that they will move to expand their sales taxes to cover Internet commerce, if the ITFA is not reinstated. Imposing state sales taxes on Internet-based commerce would adversely affect our business.

     Intellectual Property. Copyrighted material that we develop, as well as our service marks and domain names relating to the Acting Scout, and other proprietary rights are important to our business prospects. We seek to protect our common-law trademarks through federal registration, but these actions may be inadequate. In addition, we principally rely upon trademark, copyright, trade secret and contract law to protect our proprietary rights. We generally enter into confidentiality agreements, “work-made-for-hire” contracts and intellectual property licenses with our employees, consultants and corporate partners, respectively, as part of our efforts to control access to and distribution of our technologies, content and other proprietary information.

Environmental Law Compliance

To the extent which environmental compliance may be necessary, we do not anticipate any significant compliance expense.

Employees

As of September 27, 2006, we have no part time or full time employees. We have one contractor who works part time on a regular basis: our President, Blair Law. Mr. Law donates approximately 25 hours a week to Acting Scout. We plan to engage independent contractors in the areas of accounting, legal, web-design and consulting services.

Legal Proceedings

No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.

We are not aware of any pending or threatened legal proceedings which involve Acting Scout.

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. It would have a material adverse effect on our results of operations or financial position.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with our consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. The discussions of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.

Overview

Acting Scout is a development stage company that is in the early stages of developing a web based recruiting service that enables both actors and casting directors to search for appropriate employment matches in the entertainment industry. We plan to generate revenues from the sale of our membership. We anticipate that our business will incur significant operating losses in the future. At this time, we believe that our success depends on our ability to complete development of our website and build our brand in the acting industry quickly.

We have limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an ongoing business for the next twelve months. We do not anticipate that we will generate significant revenues until we have completed our marketing plan and marketed our website sufficiently to attract and retain customers. Accordingly, we must raise cash from sources other than operations to implement our marketing plan. Our only other source for cash at this time is investments by others in the Acting Scout.

To meet our need for cash we are attempting to raise money from this offering. If we raise the maximum amount through this offering, we will be able to begin marketing our website and remain in business for 12 months. If we are unable to generate revenues after 12 months for any reason, or if we are unable to make a reasonable profit after 12 months, we may have to cease operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we raise less than the maximum amount and we need more money we will have to revert to obtaining additional money through a second public offering, a private placement of securities, or loans. Other than as described in this paragraph, we have no other financing plans. If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

We intend to spend approximately $160,000 over the course of the next year, mainly in the areas of website development, administration, legal, and accounting. However, if we are successful in raising $250,000 pursuant to this offering, we intend to increase our spending in the areas of equipment purchase and marketing according to how much capital we are able to raise.

Results of Operations from Inception to May 31, 2006

Revenues

Acting Scout has not earned any revenues since incorporation on April 25, 2006. We have launched our website in September 2006, and we hope to attract 5,000 members in 2007, 20,000 members in 2008, and 40,000 members in 2009. We therefore expect to begin generating revenues in 2007.

Expenses

Our total expenses for the period from our inception on April 25, 2006 to May 31, 2006 was $9,040, including general and administrative fees of $5,449 and professional fees of $3,591. We expect that our expenses will increase substantially as we plan to complete our website and buy equipment in the fall 2006. We expect to incur expenses of $30,000 for the website development and $15,000 for the equipment. After completing our website, we intend to spend money on marketing. We estimate advertisement fees of trade papers in NY, LA, Chicago, Miami, and many other major cities for $4,000 per month and Google ad-words for $3,000-5,000 per month. Estimated updating breakdowns and maintaining site fees are $3,000 per month.

Net Losses

Our net loss for the period from our inception on April 25, 2006 to May 31, 2006 was $9,040. The loss was primarily due to office expenses, professional fees and a lack of revenue or financing. We expect to continue to incur losses for at least another 2 years. We hope to begin generating revenues from the sale of our membership in early 2007, but for any revenues we are successful in generating in 2007 we intend to apply to marketing expenses or to the website development.

Liquidity and Capital Resources

As of May 31, 2006, our total current assets were $29,621 in cash, and our total liabilities were $36,911for a total working capital deficit of $7,290. Blair Law, our President, advanced $33,510 in cash to Acting Scout and paid $3,401 in expenses on behalf of Acting Scout. We expect to incur substantial losses over the next two years.

We believe that we need approximately an additional $250,000 to meet our capital requirements over the next 12 months. Our intention is to obtain this money through this offering.

We do not anticipate that we will need to hire any employees in the near future. We plan to engage people as outside contractors and consultants for bookkeeping, legal, accounting, website development and audit functions. Also, we expect to hire one person to provide customer service once the level of customers is sufficient. Until this level is reached, our President will handle customer service himself. We may hire a marketing consultant as a contractor for North America in about six months to a year to provide marketing services.

Our independent auditors have stated in their report dated on September 21, 2006 included herein, that we have incurred operating losses from our inception and that Acting Scout is dependent upon our ability to meet our future financing requirements, and the success of future operations. These factors raise substantial doubt about our ability to continue as a going concern.

We estimate that our expenses over the next 12 months will be approximately $250,000 as follows:

$30,000 for the website development
$15,000 for the equipment purchase
$44,000 in general and administrative expenses (including accounting, legal, and office)
$75,000 for product launch and marketing
$36,000 for staff compensation updating breakdowns and maintaining site
$50,000 for miscellaneous

Since inception, we have sold 10,000,000 shares of common stock to our President for $1,000.

Plan of Operation

Assuming we raise the maximum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will be conducting product research or website development. We plan to purchase computers and office equipment. However, we do not expect significant changes in the number of employees. Currently we do not have any employees.

Upon completion of our public offering, our specific goal is to complete our marketing strategy and our website to attract potential customers. We intend to accomplish the foregoing through the following milestones:

1. Complete our public offering. We believe that we will raise sufficient capital to begin our operations.

We believe this could take up to 270 days from the date the Commission declares our offering effective. We intend to concentrate all of our efforts on raising as much capital as we can during this period. If we have not raised the maximum amount of capital during the first 180 days of this offering, our management may decide to extend this offering by 90 days.

2. If we are successful in raising the maximum amount of this offering ($250,000 net after anticipated offering expenses), we intend to complete our website and hire a person to update breakdowns and maintain our site. We expect the cost of website development will be approximately $30,000 and the staff compensation will be about $36,000. If we do not raise the maximum, or close to the maximum, our President will perform most of the administrative tasks required to operate our business.

After completing the offering, we will immediately complete the development of our marketing plan to drive traffic and customers to our website. We expect the initial phase of our marketing plan to cost between $36,000 and $45,000. Our initial marketing plan involves putting Google ad-words for $3,000 – 5,000 and ads in trade papers for $4,000.

3. Although we have not yet fully developed our marketing plan, we anticipate that it will involve a combination of search engine optimization, reciprocal marketing relationships, email distributions and possibly mail outs. We intend to hire a marketing consultant on a part time basis within the next three months. We will begin to market our website in North America through traditional sources such as magazines, newspaper advertising, telephone directories and flyers/mailers. We may use inbound links that connect directly to our website from other sites. Potential customers would be able to click on these links to become connected to our website from search engines or other websites. We believe that it will cost a minimum of $40,000 for our marketing campaign (including costs of our marketing consultant). If we raise the maximum amount of proceeds from the offering, we will devote an additional $35,000 to our marketing program. Marketing is an ongoing matter which will continue during the life of our operations. We also believe that we should begin to see results from our marketing campaign within 30 days of initiating it.

4. We expect that pursuant to the marketing consulting, any reciprocal deals we enter into with other websites or companies, and pursuant to search engine optimization services, we will need to make changes to our website. We have budgeted $5,000 to $10,000 for such changes.

5. We have launched our website and plan to develop our brand after we complete our offering. We have engaged with a web designer for completion of our website on September 27, 2006. We will also outline the requirements of our site immediately following the completion of this offering.

We believe we will begin generating revenues within two years of completing our offering.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance. We are in a start-up stage operations and have generated no revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

To become profitable and competitive, we have to sell sufficient membership. We are seeking equity financing to provide for the capital required to market our services.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to the existing shareholder.

Known Material Trends and Uncertainties

As of May 31, 2006, Acting Scout has no off balance sheet transactions that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

We believe that the above discussion contains a number of forward-looking statements. Our actual results and our actual plan of operations may differ materially from what is stated above. Factors which may cause our actual results or our actual plan of operations to vary include, among other things, decision of the Board of Directors not to pursue a specific course of action based on a re-assessment of the facts or new facts, or changes in general economic conditions.

DESCRIPTION OF PROPERTY

Our office is in rented premises located at PH-1 989 Beatty St. Vancouver BC V6Z 3C2. Many independent contractors will work from home. We do not plan to rent other place in the near future. The office is provided by our President for no fee, but the value rent is $250 monthly expense according to our financial statements as May 31, 2006.

We do not own any equipment. However, if we are successful in raising more than $250,000, we intend to purchase approximately $15,000 worth of computers and other office equipment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons wherein the amount involved in the transaction or a series of similar transactions exceeded $60,000.

EXECUTIVE COMPENSATION

Our executive has not received any compensation since our inception.

The fair value of management services provided by Blair Law has been estimated at $500 per month, for a total of $500 from inception to May 31, 2006. This amount has been charged to operations and credited to additional paid in capital during the period.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements for the fiscal year ended May 31, 2006 have been included in this prospectus in reliance upon Manning Elliott LLP, Chartered Accountants, as experts in accounting and auditing.

FINANCIAL STATEMENTS

The response to this Item is included as a separate Exhibit to this report. Our Audited Financial Statements for the period from our inception on April 25, 2006 to May 31, 2006 are followed as pages F-1 through F-9.

Acting Scout Inc.
(A Development Stage Company)
May 31, 2006

Report of Independent Registered Public Accounting Firm

To the Directors and Stockholders
Acting Scout Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Acting Scout Inc. (A Development Stage Company) as of May 31, 2006, and the related statements of operations, cash flows and stockholders' deficit for the period from April 25, 2006 (Date of Inception) to May 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Acting Scout Inc. (A Development Stage Company) as of May 31, 2006, and the results of its operations and its cash flows for the period from April 25, 2006 (Date of Inception) to May 31, 2006 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues and has incurred operating losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

September 21, 2006

Acting Scout Inc.
(A Development Stage Company)
Balance Sheet
(Expressed in US Dollars)

May 31,
2006
$
ASSETS
Current Assets
Cash	29,621
Total Assets	29,621

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Due to related party (Note 3)	36,911
Total Current Liabilities	36,911
Contingencies (Note 1)
Stockholders’ Deficit
Preferred Stock: 80,000,000 shares authorized, $0.0001 par value
NIL shares issued and outstanding	–
Common Stock: 20,000,000 shares authorized, $0.0001 par value
10,000,000 shares issued and outstanding	1,000
Donated Capital (Note 3(b))	750
Deficit Accumulated During the Development Stage	(9,040)
Total Stockholders’ Deficit	(7,290)
Total Liabilities and Stockholders’ Deficit	29,621

(The accompanying notes are an integral part of these financial statements)

Acting Scout Inc.
(A Development Stage Company)
Statement of Operations
(Expressed in US Dollars)

Accumulated From
April 25, 2006
(Date of inception)
To May 31,
2006
$

Revenue	–

Expenses
General and administrative (Note 3)	5,449
Professional fees	3,591
Total Expenses	9,040
Net Loss	(9,040)

Net Loss Per Share – Basic	–

Weighted Average Shares Outstanding	9,722,000

(The accompanying notes are an integral part of these financial statements)

Acting Scout Inc.
(A Development Stage Company)
Statements of Cash Flows
(Expressed in US Dollars)

Accumulated From
April 25, 2006
(Date of inception)
To May 31,
2006
$
Operating Activities
Net loss for the period	(9,040)
Adjustment to reconcile net loss to net cash used in operating activities
Donated services	750
Change in operating assets and liabilities
Due to related party	3,401
Net Cash Used In Operating Activities	(4,889)
Financing Activities
Advances from related party	33,510
Proceeds from issuance of common stock	1,000
Net Cash Provided By Financing Activities	34,510
Increase in Cash	29,621
Cash - Beginning of Period	–
Cash - End of Period	29,621

Supplemental Disclosures
Interest paid	–
Income taxes paid	–

(The accompanying notes are an integral part of these financial statements)

Acting Scout Inc.
(A Development Stage Company)
Statements of Stockholders’ Deficit
For the Period from April 25, 2006 (Date of Inception) to May 31, 2006
(Expressed in US Dollars)

				Deficit
				Accumulated
				During the
	Common Stock		Donated	Development
	Shares	Amount	Capital	Stage	Total
	#	$	$	$	$

Balance – April 25, 2006 (Date of
Inception)	–	–		–

April 26, 2006 – common shares issued
for cash at $0.0001 per share	10,000,000	1,000		–	1,000

Donated services and rent	–	–	750	–	750

Net loss for the period	–	–		(9,040)	(9,040)

Balance – May 31, 2006	10,000,000	1,000	750	(9,040)	(7,290)

(The accompanying notes are an integral part of these financial statements)

1.	Development Stage Company

The Company was incorporated in the State of Nevada on April 25, 2006. The Company is a Development Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 “Accounting and Reporting for Enterprises in the Development Stage”. The Company is located in British Columbia, Canada and its principal business is to provide the means of linking actors and models with casting agents directly through its website, which it plans to launch in Fall of 2006. The business is focused primarily on the North American market.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated significant revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and the attainment of profitable operations. As at May 31, 2006, the Company has a working capital deficit of $7,290 and accumulated losses of $9,040 since inception. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

The Company intends to file an SB-2 Registration Statement with the United States Securities and Exchange Commission to register 3,000,000 shares of common stock for sale by existing shareholders of the Company at $0.05 per share until the shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices. The Company will not receive any proceeds from the resale of shares of common stock by the selling stockholders. In addition, pursuant to the SB-2, the Company is offering up to 6,000,000 shares of common stock at $0.05 per share for maximum proceeds of $300,000.

2.	Summary of Significant Accounting Policies

	a)	Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year-end is May 31.

	b)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

	c)	Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

	d)	Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at May 31, 2006 the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

2.	Summary of Significant Accounting Policies (continued)

	e)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

	f)	Long-Lived Assets

In accordance with Financial Accounting Standards Board (“FASB”) “SFAS” No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

	g)	Start-up Expenses

The Company has adopted Statement of Position No. 98-5 ("SOP 98-5"), "Reporting the Costs of Start-up Activities," which requires that costs associated with start-up activities be expensed as incurred. Accordingly, start-up costs associated with the Company's formation have been included in the Company's operating expenses for the period from inception on April 25, 2006 to May 31, 2006.

	h)	Financial Instruments

The fair value of financial instruments, which include cash and due to related party, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company’s operations will be in Canada and the United States, resulting in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

	i)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109, “Accounting for Income Taxes”, as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

	j)	Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 “Foreign Currency Translation” using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

2.	Summary of Significant Accounting Policies (continued)

	k)	Stock – Based Compensation

In accordance with SFAS 123R, “Share Based Payments”, the Company accounts for share-based payments using the fair value method. The Company has not issued any stock options or share based payments since its inception. Common shares issued to third parties for non-cash consideration are valued based on the fair market value of the services provided or the fair market value of the common stock on the measurement date, whichever is more readily determinable.

	l)	Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Integration No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109” (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, “Accounting Changes and Error Corrections – A Replacement of APB Opinion No. 20 and SFAS No. 3”. SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

The FASB has also issued SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments” and SFAS No. 156

“Accounting for Servicing of Financial Assets”, but they will not have any relationship to the operations of the Company. Therefore a description and its impact for each on the Company’s operations and financial position have not been disclosed.

3.	Related Party Transactions

a)

During the period ended May 31, 2006, the President of the Company advanced $33,510 in cash to the Company, and paid $3,401 in expenses on behalf of the Company. At May 31, 2006, $36,911 is owing to the President, and is unsecured, bears no interest, and has no terms of repayment.

b)

During the period ended May 31, 2006, the Company recognized a total of $500 for donated services at $500 per month and $250 for donated rent at $250 per month provided by the President of the Company.

	c)	During the period ended May 31, 2006, the Company paid a relative of the President $454 for website development costs.

	d)	Refer to Note 4.

4.	Common Stock

On April 26, 2006, the Company issued 10,000,000 shares of common stock to the President of the Company at $0.0001 per share for cash proceeds of $1,000.

6.	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has net operating losses of $2,900, which commence expiring in 2025. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

The components of the net deferred tax asset at May 31, 2006 and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are scheduled below:

May 31,
2006
$
Net Operating Losses	8,300
Statutory Tax Rate	35%
Effective Tax Rate	–
Deferred Tax Asset	2,900
Valuation Allowance	(2,900)
Net Deferred Tax Asset	–

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange. We plan to eventually seek listing on the OTC Bulletin Board, once our registration statement has been declared effective by the SEC. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

A market maker sponsoring a company's securities is required to obtain a listing of the securities on any of the public trading markets, including the OTC Bulletin Board. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTC Bulletin Board.

We intend to apply for listing of the securities on the OTC Bulletin Board, but there can be no assurance that we will be able to obtain this listing. The OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

As of September 27, 2006, there was only one shareholder of record of our common stock.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of Acting Scout is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

  Article V of our Bylaws, filed as Exhibit 3.2 to this Registration Statement; and
  Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making Acting Scout responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

We have no directors and officers’ liability insurance at this time. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent where indemnification would be required or permitted.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the issuance and distribution of the securities being registered are estimated to be as follows:

SEC filing fee	$50
Legal fees and expenses	$30,000
Accounting fees and expenses	$10,000
Printing & Marketing expenses	$8,000
Miscellaneous	$1,950
Total	$50,000

RECENT SALES OF UNREGISTERED SECURITIES

Since inception on April 25, 2006, we have sold conducted the following sales of unregistered securities. These transactions did not involve public offerings and were exempt from registration pursuant to Regulation S of the Securities Act:

On April 26, 2006, we issued 10,000,000 shares of our common stock to our founder, Blair Law, for $1,000.

Name of Selling Stockholders	Shares Purchased
Law, Blair	10,000,000

EXHIBITS

Exhibit	Exhibit Description
Number

3.1	Certificate (Articles) of Incorporation as filed with the Nevada Secretary of State on April 25, 2006

3.2	Bylaws

4	Instrument Defining the Right of Holders - Form of Share Certificate

5.1	Legal Opinion and Consent

10.1	Paypal User Agreement

10.2	Web Development Agreement with Rob Caruk

23.1	Consent of Auditor

UNDERTAKINGS

Acting Scout hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

  include any prospectus required by Section 10(a)(3) of the Securities Act;

  reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. In the event that a claim for indemnification against the liabilities, other than the payment by Acting Scout of expenses incurred and paid by a director, officer or controlling person of Acting Scout in the successful defense of any action, suit or proceeding, is asserted by the director, officer or controlling person in connection with the securities being registered by this registration statement, will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

SIGNATURES

In accordance with the requirements of the Securities Act, Acting Scout certifies that it has reasonable grounds to believe that we meets all of the requirements for filing on Form SB-2 and authorized this registration statement on Form SB-2 to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on the 6th day of October, 2006.

ACTING SCOUT INC.

By:	/s/ Blair Law
Blair Law
President, Director, Treasurer, Secretary,
Chief Financial Officer, Chief Executive Officer,
Principal Accounting Officer

In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Blair Law	President, Director,	October 6, 2006
Blair Law	Chief Executive Officer,
Chief Financial Officer, Principal
Accounting Officer,
Treasurer, Secretary